Supplemental Agreement No. 3

                               to

                   Purchase Agreement No. 1770

                             between

                        The Boeing Company

                               and

             INTERNATIONAL LEASE FINANCE CORPORATION

           Relating to Boeing Model 767-300ER Aircraft

     THIS SUPPLEMENTAL AGREEMENT, entered into as of the 5th day of August, 1994, by and between THE BOEING COMPANY, a Delaware corporation (hereinafter called Boeing), and International Lease Finance Corporation, a company with its principal office in the City of Los Angeles, State of California, (hereinafter called Buyer);


                       W I T N E S S E T H:


     WHEREAS, the parties hereto entered into an agreement on December 15, 1992, relating to Boeing Model 767-300ER aircraft, which agreement, as amended, together with all exhibits and specifications attached thereto and made a part thereof, is hereinafter called the "Purchase Agreement;" and

     WHEREAS, the parties desire to supplement the Purchase Agreement as hereinafter set forth, to exercise the option to purchase Option Aircraft and to be granted new Option Aircraft as set forth in Letter Agreement No. 6-1162-RLL-497 to the Purchase Agreement;

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.   Article 1, entitled "Subject Matter of Sale," paragraph 1.1
"The Aircraft" is deleted in its entirety and replaced by the following new Article 1, which adds the four (4) General Electric
Aircraft and is attached hereto and incorporated into the Purchase Agreement by this reference.

2. Schedule 1 to the Purchase Agreement, entitled "Aircraft Deliveries and Descriptions," is deleted in its entirety and is replaced by a new Schedule 1; reflecting the addition of four (4) General Electric Aircraft scheduled for delivery in July 1995, August 1995, March 1996 and June 1996. Such new Table 1 is attached hereto and incorporated into the Purchase Agreement by this reference.

3.   Exhibit A-2, entitled "Aircraft Configuration - The General
Electric Aircraft," attached hereto is incorporated into the Purchase Agreement by this reference.

4. Exhibit D, entitled "Airframe and Engine Price Adjustment," is revised by inserting the new delivery month of July 1995, August 1995, March 1996 and June 1996 into the schedule of delivery months set forth in page 2 thereto. Revised pages 2, 3 and 4 incorporating these months is attached hereto and incorporated into the Purchase Agreement by this reference.

5.   Letter Agreement No. 6-1162-RLL-497, entitled "Option
Aircraft," is revised by deleting in their entirety pages 1 and 3, page 3 of Attachment A, and page 2 of Attachment B and substituting new pages numbered accordingly. This revision deletes the September 1997 Option Aircraft and replaces it with a July 1997
Option Aircraft. Such new pages are attached hereto and incorporated into the Purchase Agreement by this reference.

6.   Letter Agreement No. 6-1162-RLL-1118, entitled "Additional
Miscellaneous Matters," attached hereto, is incorporated into the Purchase Agreement.

7. This Supplemental Agreement shall become effective upon the execution of Supplemental Agreement No. 1 to Purchase Agreement No. 1768, which cancels the April 1997 747-400 aircraft.

The Purchase Agreement shall be deemed to be supplemented to the extent herein provided and as so supplemented shall continue in full force and effect.

EXECUTED IN DUPLICATE as of the day and year first above written.

THE BOEING COMPANY            INTERNATIONAL LEASE
                              FINANCE CORPORATION



By: /s/ R. Leo Lyons               By: /s/ John Evans
    --------------------------         --------------------------
Its:  Attorney-In-Fact             Its:  Vice President

                        TABLE OF CONTENTS


                                                        SA
                                                      Number
                                                      -------
EXHIBITS
- --------

A         Aircraft Configuration............

A-2       Aircraft Configuration -
          The General Electric Aircraft.....           SA-3

B         Product Assurance Document........

C         Customer Support Document.........

D         Price Adjustments Due to
          Economic Fluctuations -
          Airframe and Engines..............           SA-3

E         Buyer Furnished Equipment
          Provisions Document...............

F         Defined Terms Document............


LETTER AGREEMENTS
- -----------------

                              TABLE OF CONTENTS

                                                             SA
                                                           Number
                                                           ------

RESTRICTED LETTER AGREEMENTS
- ----------------------------

6-1162-RLL-497      Option Aircraft...................      SA-3

6-1162-RLL-1118     Additional Miscellaneous Matters        SA-3

ARTICLE 1.     Subject Matter of Sale.

     1.1 The Aircraft. Boeing will manufacture and deliver to Buyer and Buyer will purchase and accept delivery from Boeing of seven (7) Boeing Model 767-300ER General Electric powered aircraft (the GE Aircraft) manufactured in accordance with Boeing detail specification D6T10330ILF-2, as described in Exhibit A, four (4) Boeing Model 767-300ER General Electric Powered Aircraft (The General Electric Aircraft) manufactured in accordance with Boeing detail specification D6T10330-M dated September 7, 1993 as described in Exhibit A-2 and four (4) Boeing Model 767-300ER Pratt & Whitney powered aircraft (the PW Aircraft) manufactured in accordance with Boeing detail specification D6T10330ILF-3 as described in Exhibit A-1 and as modified from time to time in accordance with this Agreement (Detail Specification). Such aircraft may be referred to herein, as the context may require, as "Model 767-300ER Aircraft" and are referred to individually and collectively as the "Aircraft" or "AIRCRAFT". The Aircraft powered by the General Electric engine may also be referred to, as the context may require, as the "GE Aircraft", and the Aircraft powered by the Pratt & Whitney engine may also be referred to, as the "P&W Aircraft."

     1.2 Additional Goods and Services. In connection with the sale of the Aircraft, Boeing will also provide to Buyer certain other things under this Agreement, including data, documents, training and services, all as described in this Agreement.

     1.3 Performance Guarantees. Any performance guarantees applicable to the Aircraft will be expressly included in this Agreement. Where performance guarantees are included in this Agreement other than within the Detail Specification, such guarantees will be treated as being incorporated in the Detail Specification by this reference.

     1.4 Defined Terms. For ease of use, certain terms are treated as defined terms in this Agreement. Such terms are identified with a capital letter and set forth and/or defined in Exhibit F.

Purchase Agreement No. 1770
Page 1 of 1

                         Table 1 to

                   Purchase Agreement 1770

              Aircraft Deliveries and Descriptions

                     Model 767-300ER Aircraft


Month/Year  Quantity  Detail                  Base                        Article 3    Article 3.7
   of          of     Specification  Exhibit  Airframe  Special   Engine  Aircraft     Advance Payment
Delivery    Aircraft  No. and Date   No.      Price     Features  Price   Basic Price  Base Price
- ----------  --------  -------------  -------  --------  --------  ------  -----------  ---------------

July 1995     One (1) D6T10330-M      A-2        *          *        *         *             *

August 1995   One (1) D6T10330-M      A-2        *          *        *         *             *

January 1996  One (1) D6T10330ILF-3   A-1        *          *        *         *             *

February 1996 One (1) D6T10330ILF-2    A         *          *        *         *             *

March 1996    One (1) D6T10330-M      A-2        *          *        *         *             *

June 1996     One (1) D6T10330-M      A-2        *          *        *         *             *

July 1996     One (1) D6T10330ILF-3   A-1        *          *        *         *             *

February 1997 One (1) D6T10330ILF-3   A-1        *          *        *         *             *

February 1997 One (1) D6T10330ILF-2    A         *          *        *         *             *

May 1997      One (1) D6T10330ILF-2    A         *          *        *         *             *

November 1997 One (1) D6T10330ILF-2    A         *          *        *         *             *

December 1997 One (1) D6T10330ILF-2    A         *          *        *         *             *

October 1998  One (1) D6T10330ILF-2    A         *          *        *         *             *

November 1998 One (1) D6T10330ILF-3   A-1        *          *        *         *             *

November 1999 One (1) D6T103301LF-2    A         $          $        $         $             *

*  PURSUANT TO 17 CFR 240.24B-2, CONFIDENTIAL INFORMATION HAS
BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION.

                            AIRCRAFT CONFIGURATION

                         THE GENERAL ELECTRIC AIRCRAFT



                                    between

                               THE BOEING COMPANY

                                      and

                    INTERNATIONAL LEASE FINANCE CORPORATION



                 Exhibit A-2 to Purchase Agreement Number 1770

                            AIRCRAFT CONFIGURATION

                            Dated
                                  ----------------

                                  relating to

                        BOEING MODEL 767-300ER AIRCRAFT

                         THE GENERAL ELECTRIC AIRCRAFT


     The Detail Specification, referred to in Schedule 1 of the Purchase Agreement is Boeing Detail Specification D6T10330-1 dated September 7, 1993. The Aircraft Basic Price reflects and includes all effects of such changes of price, except such Aircraft Basic Price does not include the price effects of Change Requests changing Buyer Furnished Equipment to Seller Purchased Equipment.

Page 1 to Ex. D, S.A. 3,
P.A. 1770


                     PRICE ADJUSTMENT DUE TO

                      ECONOMIC FLUCTUATIONS

                    AIRFRAME PRICE ADJUSTMENT

                     (July 1992 Base Price)


1.        Formula.

          The Airframe Price Adjustment will be determined at the time of Aircraft delivery in accordance with the following formula:

          Pa = (P)(L + M - 1)

          Where:

          Pa = Airframe Price Adjustment.

          L =  .65 x  ECI
                     -----
                     116.2

          M =  .35 x  ICI
                     -----
                     115.9

          P = Aircraft Basic Price (as set forth in Article 3.1 of this Agreement) less the base price of Engines (as defined in this Exhibit D) in the amount of * for the General Electric CF6-80C2B6F series engines and * for the Pratt & Whitney PW4060 series engines.

      ECI = A value using the "Employment Cost Index for workers in aerospace manufacturing" (aircraft manufacturing, standard industrial classification code 3721, compensation, base month and year June 1989 = 100), as released by the Bureau of Labor Statistics, U.S. Department of Labor on a quarterly basis for the months of March, June, September and December, calculated as follows: A three-month arithmetic average value (expressed as


*  PURSUANT TO 17 CFR 240.24B-2, CONFIDENTIAL INFORMATION HAS
BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES
AND EXCHANGE COMMISSION.

               a decimal and rounded to the nearest tenth) will be determined using the months set forth in the table below for the applicable Aircraft, with the released Employment Cost Index value described above for the month of March also being used for the months of January and February; the value for June also used for April and May; the value for September also used for July and August; and the value for December also used for October and November.

Exhibit D
Page 2

     ICI = The three-month arithmetic average of the released monthly values for the Industrial Commodities Index as set forth in the "Producer Prices and Price Index" (Base Year 1982 = 100) as released by the Bureau of Labor Statistics, U.S. Department of Labor values (expressed as a decimal and rounded to the nearest tenth) for the months set forth in the table below for the applicable Aircraft.


     In determining the value of L, the ratio of ECI divided by
116.2 will be expressed as a decimal rounded to the nearest ten-thousandth and then multiplied by .65 with the resulting value also expressed as a decimal and rounded to the nearest ten-thousandth.

     In determining the value of M, the ratio of ICI divided by
115.9 will be expressed as a decimal rounded to the nearest ten-thousandth and then multiplied by .35 with the resulting value also expressed as a decimal and rounded to the nearest ten-thousandth.

Month of Scheduled
Aircraft Delivery as     Quantity  Months to be Utilized
Set Forth in Article        of          in Determining the
2.1 of this Agreement    Aircraft  Value of ECI and ICI

July 1995                One (1)   June, July, Aug. 1994
August 1995              One (1)   Jan., Feb., March 1994

January 1996             One (1)   June, July, Aug. 1995
February 1996            One (1)   July, Aug., Sept. 1995
March 1996               One (1)   Aug., Sept., Oct. 1995
June 1996                One (1)   Nov.,Dec.1995,Jan.1996
July 1996                One (1)   Dec.1995,Jan.,Feb.1996

February 1997            Two (2)   July, Aug., Sept. 1996
May 1997                 One (1)   Oct., Nov., Dec.  1996
November 1997            One (1)   Apr., May, June 1997
December 1997            One (1)   May, June, July 1997

October 1998             One (1)   Mar., Apr., May 1998
November 1998            One (1)   Apr., May, June 1998


2. If at the time of delivery of an Aircraft Boeing is unable to determine the Airframe Price Adjustment because the applicable values to be used to determine the ECI and ICI have not been released by the Bureau of Labor Statistics, then:

Exhibit D
Page 3

     2.1 The Airframe Price Adjustment, to be used at the time of delivery of each of the Aircraft, will be determined by utilizing the escalation provisions set forth above. The values released by the Bureau of Labor Statistics and available to Boeing 30 days prior to scheduled month of Aircraft delivery will be used to determine the ECI and ICI values for the applicable months (including those noted as preliminary by the Bureau of Labor Statistics) to calculate the Airframe Price Adjustment. If no values have been released for an applicable month, the provisions set forth in Paragraph 2.2 below will apply. If prior to delivery of an Aircraft the U.S. Department of Labor changes the base year for determination of the ECI or ICI values as defined above, such rebased values will be incorporated in the Airframe Price Adjustment calculation. The payment by Buyer to Boeing of the amount of the Purchase Price for such Aircraft, as determined at the time of Aircraft delivery, will be deemed to be the payment for such Aircraft required at the delivery thereof.

     2.2 If prior to delivery of an Aircraft the U.S. Department of Labor substantially revises the methodology used for the determination of the values to be used to determine the ECI and ICI values (in contrast to benchmark adjustments or other corrections of previously released values), or for any reason has not released values needed to determine the applicable Aircraft Airframe Price Adjustment, the parties will, prior to delivery of any such Aircraft, select a substitute for such values from data published by the Bureau of Labor Statistics or other similar data reported by non-governmental United States organizations, such substitute to lead in application to the same adjustment result, insofar as possible, as would have been achieved by continuing the use of the original values as they may have fluctuated during the applicable time period. Appropriate revision of the formula will be made as required to reflect any substitute values. However, if within 24 months from delivery of the Aircraft the Bureau of Labor Statistics should resume releasing values for the months needed to determine the Airframe Price Adjustment, such values will be used to determine any increase or decrease in the Airframe Price Adjustment for the Aircraft from that determined at the time of delivery of such Aircraft.

     2.3 In the event escalation provisions are made non-enforceable or otherwise rendered null and void by any agency of the United States Government, the parties agree, to the extent they may lawfully do so, to equitably adjust the Purchase Price of any affected Aircraft to reflect an allowance for increases or

Exhibit D
Page 3

decreases in labor compensation and material costs occurring since February, 1992, which is consistent with the applicable provisions of paragraph 1 of this Exhibit D.

     2.4 If required, Boeing will submit either a supplemental invoice or refund the amounts due Buyer as appropriate to reflect any increase or decrease in the Airframe Price Adjustment for the Aircraft from that determined at the time of delivery of such Aircraft. Any payments due Boeing or Buyer will be made with reasonable promptness.

3. For the calculations herein, the values released by the Bureau of Labor Statistics and available to Boeing 30 days prior to scheduled month of Aircraft delivery will be used to determine the ECI and ICI values for the applicable months (including those noted as preliminary by the Bureau of Labor Statistics) to calculate the Airframe Price Adjustment.

Note: Any rounding of a number, as required under this Exhibit D with respect to escalation of the airframe price, will be accomplished as follows: if the first digit of the portion to be dropped from the number to be rounded is five or greater, the preceding digit will be raised to the next higher number.

                               Boeing Commercial Airplane Group
                               P.O. Box 3707
                               Seattle, WA  98124-2207

6-1162-RLL-497


International Lease Finance Corporation
1999 Avenue of the Stars, 39th Floor
Los Angeles, California 90211

Subject:  Letter Agreement No. 6-1162-RLL-497 to
          Purchase Agreement No. 1770 -
          Option Aircraft

Gentlemen:

This Letter Agreement amends Purchase Agreement No. 1770 dated as of even date herewith (the Agreement) between The Boeing Company
(Boeing) and International Lease Finance Corporation (Buyer) relating to Model 767-300ER aircraft (Aircraft).

All terms used and not defined herein shall have the same meaning as in the Purchase Agreement.

In consideration of the purchase by Buyer of the Aircraft, Boeing hereby agrees to manufacture and sell ten (10) additional Model 767-300ER aircraft as described in paragraph 1 of Attachment A hereto (Option Aircraft) to Buyer, subject to the terms and conditions set forth below.

1.   Delivery.

     1.1 The Option Aircraft will be delivered to Buyer during or before the months set forth in the following schedule:

          Month and Year         Number of
          of Delivery            Option Aircraft

          July 1997                One  (1)
          February 1998            One  (1)
          March 1998               One  (1)
          April 1998               One  (1)
          May 1998                 One  (1)
          February 1999            One  (1)
          March 1999               One  (1)
          April 1999               One  (1)
          May 1999                 One  (1)
          October 1999             One  (1)

International Lease Finance Corporation
6-1162-RLL-497/767  Page 3

          Month and Year      Advance Payment Base
          of Delivery         Price Per Option Aircraft

                              PW Option      GE Option
                              Aircraft       Aircraft

          July 1997               *                *
          February 1998           *                *
          March 1998              *                *
          April 1998              *                *
          May 1998                *                *
          February 1999           *                *
          March 1999              *                *
          April 1999              *                *
          May 1999                *                *
          October 1999            *                *

     2.4 The Option Aircraft purchase price shall be the applicable basic price thereof at the time of Option Aircraft delivery adjusted in accordance with Boeing's airframe escalation provisions and the engine manufacturer's escalation provisions contained in the definitive agreement to purchase the Option Aircraft. The purchase price will include the price for Seller Purchased Equipment (SPE) if Buyer has elected to change Buyer Furnished Equipment (BFE) to SPE.

3.   Option Aircraft Payment.

     3.1 In consideration of the granting of the option as set forth herein, Buyer will pay a deposit to Boeing of * for each Option Aircraft (Deposit). Such deposit will be made in two payments at * for each Option Aircraft; the first payment to be made on or before the date Boeing and Buyer enter into a definitive agreement to purchase the aircraft; and the second to be paid on or before January 15, 1993. In the event Buyer exercises its option herein, the amount of the Deposit will be credited against the first advance payment due for such Option Aircraft pursuant to the advance payment schedule set forth in paragraph 3 of Attachment A. The Deposits for the Option Aircraft shall be refunded to Buyer, without interest, if the parties do not enter into a definitive purchase agreement for the Aircraft.

In the event that, after the parties enter into a definitive agreement to purchase the Aircraft, Buyer does not exercise its option to purchase the Option


*  PURSUANT TO 17 CFR 240.24B-2, CONFIDENTIAL INFORMATION HAS
BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES
AND EXCHANGE COMMISSION.

Attachment A to
6-1162-RLL-497/767
Page 3


2.   Price Description

     2.1  Price Elements Per Aircraft


                    1                   2              3                   4                     5
                    -                   -              -                   -                     -
                                                    A/C BASIC    ESTIMATED ESCALATION     ADV. PMT.
AIRCRAFT     AIRFRAME & SPECIAL                     PRICE        ON                       BASE PRICE
DELIVERY     FEATURES PRICE        ENGINE PRICE     ELEMENTS     ELEMENT      ELEMENT     (ELEMENTS)
MO. & YR.    (JULY 1992 $)         (JULY 1992 $)    1 + 2          1            2         3 + 4 + 5
- ---------    ------------------    -------------    ----------   ---------  ---------     ----------

PW Aircraft
- -----------

JULY 1997           *                    *                *          *           *             *
FEBRUARY 1998       *                    *                *          *           *             *
MARCH 1998          *                    *                *          *           *             *
APRIL 1998          *                    *                *          *           *             *
MAY 1998            *                    *                *          *           *             *
FEBRUARY 1999
MARCH 1999
APRIL 1999
MAY 1999
OCTOBER 1999

GE Aircraft
- -----------

JULY 1997          *                    *                *           *           *             *
FEBRUARY 1998      *                    *                *           *           *             *
MARCH 1998         *                    *                *           *           *             *
APRIL 1998         *                    *                *           *           *             *
MAY 1998           *                    *                *           *           *             *
FEBRUARY 1999                                                                                  *
MARCH 1999                                                                                     *
APRIL 1999                                                                                     *
MAY 1999                                                                                       *
OCTOBER 1999                                                                                   *


*  PURSUANT TO 17 CFR 240.24B-2, CONFIDENTIAL INFORMATION HAS
BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


Attachment B to
6-1162-RLL-497/767
Page 2

     ICI = The three-month arithmetic average of the released monthly values for the Industrial Commodities Index as set forth in the "Producer Prices and Price Index" (Base Year 1982 = 100) as released by the Bureau of Labor Statistics, U.S. Department of Labor values (expressed as a decimal and rounded to the nearest tenth) for the months set forth in the table below for the applicable Option Aircraft.

     In determining the value of L, the ratio of ECI divided by
116.2 shall be expressed as a decimal rounded to the nearest ten-thousandth and then multiplied by .65 with the resulting value also expressed as a decimal and rounded to the nearest ten-thousandth.

     In determining the value of M, the ratio of ICI divided by
115.9 shall be expressed as a decimal rounded to the nearest ten-thousandth and then multiplied by .35 with the resulting value also expressed as a decimal and rounded to the nearest ten-thousandth.

Month of Scheduled Option  Quantity
Aircraft Delivery as set     of      Months to be Utilized
  Forth in Paragraph 1    Option    in Determining the
    of the Proposal      Aircraft  Value of ECI and ICI

July 1997                One (1)   Dec. 1996, Jan. Feb. 1997
February 1998            One (1)   July, Aug., Sept. 1997
March 1998               One (1)   Aug., Sept., Oct. 1997
April 1998               One (1)   Sept., Oct., Nov. 1997
May 1998                 One (1)   Oct., Nov., Dec. 1997

(c) In addition, it is understood that at the time of delivery of each of the Option Aircraft to Buyer, Boeing may be unable to determine the precise Airframe Price Adjustment for such Option Aircraft because the applicable values to be used to determine the ECI and ICI may not be released by the Bureau of Labor Statistics. Accordingly, the parties agree as follows:

     (i) The Airframe Price Adjustment, to be used at the time of delivery of each of the Option Aircraft, will be determined by utilizing the escalation provisions set forth above. The values released by the Bureau of Labor Statistics and available to Boeing thirty (30) days prior to scheduled month of Option Aircraft delivery shall be used to determine the ECI and ICI values for the applicable months (including those noted as preliminary by the Bureau of Labor Statistics) to calculate the Airframe Price Adjustment. If no values have been released for an applicable month, the

                               Boeing Commercial Airplane Group
                               P.O. Box 3707
                               Seattle, WA  98124-2207

6-1162-RLL-1118

International Lease Finance Corporation
1999 Avenue of the Stars, 39th Floor
Los Angeles, CA  90067

Subject:  Letter Agreement No. 6-1162-RLL-1118 to
          Purchase Agreement No. 1770 -
          Additional Miscellaneous Matters

This Letter Agreement amends Purchase Agreement No. 1770 (the Agreement) between The Boeing Company (Boeing) and International Lease Finance Corporation (Buyer) relating to the Model 767-300ER aircraft (the Aircraft). Particular reference is made to Supplemental Agreement No. 3 thereto, which exercises four options in July 1995, August 1995, March 1996 and June 1996 and to Option Aircraft Letter Agreement No. 6-1162-RLL-497.

All terms used herein and in the Agreement, and not defined herein will have the same meaning as in the Agreement.

1. Performance Guarantees for the General Electric Aircraft. Performance guarantees for the General Electric Aircraft being leased to KLM will be provided to Buyer after the configuration for the KLM aircraft is defined. The supplemental agreements incorporating the KLM configuration into the Purchase Agreement Numbers 1498 and 1770 are currently scheduled to be executed on or about August 31, 1994. Until the supplemental agreements are executed, the General Electric Aircraft do not have performance guarantees.

2. The February 1998 Option Aircraft. Notwithstanding the option exercise date as described in Option Aircraft Letter Agreement No. 6-1162-RLL-497, Boeing and Buyer agree that the February 1998 Option Aircraft will be exercised by Buyer on or about January 6, 1995 and Boeing and Buyer will enter into a definitive agreement to purchase the February 1998 Option Aircraft on or before January 31, 1995.

3. Confidential Treatment. Buyer understands that certain commercial and financial information contained in this Letter Agreement including any attachments hereto is considered by Boeing as confidential. Buyer agrees that it will treat this Letter Agreement and the information contained herein as

International Lease Finance Corporation
6-1162-RLL-1118  Page 2

confidential and will not, without the prior written consent of Boeing, disclose this Letter Agreement or any information contained herein to any other person or entity except as provided in Letter Agreement No. 1498-1.


Very truly yours,

THE BOEING COMPANY



By /s/ R. Leo Lyons
  ---------------------------------

Its    Attorney-In-Fact


ACCEPTED AND AGREED TO as of this

date:   August 5th, 1994

INTERNATIONAL LEASE FINANCE CORPORATION


By /s/ John Evans
  ---------------------------------

Its    Vice-President